UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2011

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     In May 2011, the Company completed the sale of substantially all of Delta Towing’s assets and certain liabilities for aggregate consideration of $30 million in cash (the “Delta Towing Sale”) and recognized a loss on the sale of approximately $13 million. The Company retained the working capital of the Delta Towing business, which was valued at approximately $6 million at the date of sale. As a result of the Delta Towing Sale, we will classify the results of operations of the Delta Towing assets as discontinued operations.
     Accordingly, we have recast certain information of our filings to reflect the results of operations of the Delta Towing assets as discontinued operations for all periods presented included in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2011 (collectively the “Previously Filed Reports”):
     (1) Our Annual Report on Form 10-K for the year ended December 31, 2010:
•	Part II, Item 6. Selected Financial Data,

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,

•	Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk, and

•	Part II, Item 8. Financial Statements and Supplementary Data.
     (2) Our Quarterly Report on Form 10- Q for the three months ended March 31, 2011:
•	Part I, Item 1. Financial Statements,

•	Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and

•	Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk.
     As this Current Report on Form 8-K is being filed only for the purpose described above, and only affects the Items specified above, the other information in the Previously Filed Reports remains unchanged other than the omission of the “Outlook” sections in the applicable report. No attempt has been made in this Current Report on Form 8-K to modify or update disclosures in the Previously Filed Reports, except as described above. This Current Report on Form 8-K does not reflect events occurring after the filing of the Previous Filed Reports or modify or update any related disclosures. Information in the Previously Filed Reports not affected by this Current Report on Form 8-K is unchanged and reflects the disclosure made at the time of the filing of the Company’s original 2010 Form 10-K and March 31, 2011 Form 10-Q with the Securities and Exchange Commission on March 10, 2011 and April 29, 2011, respectively. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Previously Filed Reports and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the Previously Filed Reports, including any amendments to those filings.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
23.1	Consent of Ernst & Young LLP

99.1	Updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk and Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the year ended December 31, 2010

99.2	Updated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk of our Quarterly Report on Form 10-Q for the three months ended March 31, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: July 7, 2011	By:	/s/ Stephen M. Butz
Stephen M. Butz
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

23.1	Consent of Ernst & Young LLP

99.1
Updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk and Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the year ended December 31, 2010

99.2
Updated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk of our Quarterly Report on Form 10-Q for the three months ended March 31, 2011

4